                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------


        Date of report (Date of earliest event reported) March 26, 2002
                                                         --------------
                          Princeton Video Image, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                    Delaware            000-23415                 22-3062052
          ----------------------------------------------------------------------
           (State or Other Juris-      (Commission           (I.R.S. Employer
          diction of Incorporation)    File Number)          Identification No.)



                15 Princess Road, Lawrenceville, New Jersey           08648
              ----------------------------------------------          -----
              (Address of Principal Executive Offices)              (Zip Code)


        Registrant's telephone number, including area code (609) 912-9400

          -------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)

                                EXPLANATORY NOTE

         Princeton Video Image, Inc. ("PVI") hereby amends its Current Report on Form 8-K dated March 26, 2002, as filed with the Securities and Exchange Commission on March 29, 2002, for the sole purpose of adding Item 7.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired.


                            SCIDEL TECHNOLOGIES LTD.

                               2001 ANNUAL REPORT



         REPORT OF INDEPENDENT AUDITORS
         CONSOLIDATED FINANCIAL STATEMENTS - IN U.S.
             DOLLARS ($):
             Statements of operations
             Statements of changes in capital deficiency
             Statements of cash flows
             Notes to financial statements


                         REPORT OF INDEPENDENT AUDITORS

To the shareholders of
SCIDEL TECHNOLOGIES LTD.

We have audited the consolidated balance sheets of Scidel Technologies Ltd. (the "Company") and its subsidiary as of December 31, 2001 and 2000 and the related consolidated statements of operations, changes in capital deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Israel and in the United States of America, including those prescribed by the Israeli Auditors (Mode of Performance) Regulations, 1973. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company's board of directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 2001 and 2000 and the results of their operations, the changes in capital deficiency and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1a to the financial statements, the Company has incurred losses since incorporation through December 31, 2001 and is dependent upon obtaining additional financing in order to fund its operations. In view of the fact that its shareholders are not prepared to commit themselves to further investment in the Company, there is a substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1(a)(2) to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Tel-Aviv, Israel
    March 25, 2002

    Expect for note 12 for which the date is May 14, 2002

                            SCIDEL TECHNOLOGIES LTD.
                           CONSOLIDATED BALANCE SHEETS

                                                                                                    DECEMBER 31
                                                                                                 ------------------
                                                                                  NOTE            2001        2000
                                                                                  ----           -------    -------
                                                                                                 $ IN THOUSANDS
                                                                                                 ------------------
                                  A S S E T S
CURRENT ASSETS:                                                                    10
    Cash and cash equivalents                                                                       29          343
    Accounts receivable:
       Trade                                                                                       172          103
       Government of Israel                                                                         77           86
       Other                                                                                       109           75
                                                                                               -------     --------
           T o t a l   current assets                                                              387          607
                                                                                               -------     --------

AMOUNTS FUNDED IN RESPECT OF EMPLOYEE RIGHTS
    UPON RETIREMENT                                                                 3              143           94
                                                                                               -------     --------
FIXED ASSETS:                                                                       2
    Cost                                                                                         1,154        1,079
    L e s s - accumulated depreciation                                                             944          777
                                                                                               -------     --------
                                                                                                   210          302
                                                                                               -------     --------
                                                                                                   740        1,003
                                                                                               =======     ========
        LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE SERIES PREFERRED
                        SHARES, NET OF CAPITAL DEFICIENCY
CURRENT LIABILITIES:                                                               10
    Short-term bank credit                                                                          --          804
       Accounts payable and accruals:
       Trade                                                                                        26          102
       Government of Israel                                                                         68           --
       Other                                                                       9a              758          342
                                                                                               -------     --------
           T o t a l   current liabilities                                                         852        1,248
LIABILITY FOR EMPLOYEE RIGHTS UPON RETIREMENT                                       3              177          138
                                                                                               -------     --------
CONVERTIBLE LOANS FROM SHAREHOLDERS                                                 5            5,744        2,500
                                                                                               -------     --------
COMMITMENTS AND CONTINGENT LIABILITY                                                4
                                                                                               -------     --------
           T o t a l   liabilities                                                               6,773        3,886
                                                                                               -------     --------

                                                                                                   DECEMBER 31
                                                                                               --------------------
                                                                                   NOTE         2001          2000
                                                                                   ----        ---------    -------
                                                                                                  $ IN THOUSANDS
                                                                                                  --------------
MANDATORILY REDEEMABLE CONVERTIBLE SERIES
    "A" AND "B" PREFERRED SHARES                                                    6            6,622        6,622
                                                                                               -------     --------
CAPITAL DEFICIENCY:                                                                 7
    Ordinary shares of NIS 0.01 par value: authorized: 2,616,238 and 1,757,910 shares  at December 31, 2001 and 2000 , respectively; issued
       and outstanding : 767,212 shares at  December 31, 2001 and 2000                               3            3
    Additional paid-in capital                                                                   4,358        4,358
    Warrants                                                                                     2,231        1,148
    Deferred compensation related to issuance of options                                            (1)          (2)
    Accumulated deficit                                                                        (19,246)     (15,012)
                                                                                               -------     --------
                                                                                               (12,655)      (9,505)
                                                                                               -------     --------
                                                                                                   740        1,003
                                                                                               =======     ========

           /s/ Eitan Metuki                            /s/ Yossi Sela
           -----------------------                     --------------------
               EITAN METUKI                                YOSSI SELA
                 DIRECTOR                                   DIRECTOR

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                            SCIDEL TECHNOLOGIES LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                          YEAR ENDED DECEMBER 31
                                                                                        --------------------------
                                                                            NOTE           2001             2000
                                                                            ----        --------           -------
                                                                                              $ IN THOUSANDS
                                                                                              --------------
           REVENUES                                                         11a              686               857
           COST OF REVENUES                                                                  385               322
                                                                                        --------           -------
           GROSS PROFIT                                                                      301               535
                                                                                        --------           -------
           RESEARCH AND DEVELOPMENT
               EXPENSES                                                     11b            1,055             1,148
                                                                                        --------           -------
           SELLING, GENERAL AND
               ADMINISTRATIVE EXPENSES                                      11c            3,036             3,628
                                                                                        --------           -------
           OPERATING LOSS                                                                  3,790             4,241
           FINANCIAL EXPENSES - net                                                          444               237
                                                                                        --------           -------
           NET LOSS                                                                        4,234             4,478
                                                                                        ========           =======




    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                            SCIDEL TECHNOLOGIES LTD.
                   STATEMENTS OF CHANGES IN CAPITAL DEFICIENCY

                                                     ORDINARY SHARES                                        DEFERRED
                                               ------------------------    ADDITIONAL                     COMPENSATION
                                                 NUMBER                     PAID-IN                         RELATED
                                                   OF           -------------------------------------     TO ISSUANCE
                                                 SHARES         AMOUNT       CAPITAL       WARRANTS        OF OPTIONS
                                               -----------    ----------   ------------  --------------  ----------------
                                                       U.S. DOLLARS IN THOUSANDS (EXCEPT FOR NUMBER OF SHARE DATA)
                                               --------------------------------------------------------------------------
BALANCE AT JANUARY 1, 2000                     753,041              3           4,358           90            (165)
CHANGES DURING 2000:
    Net loss
    Exercise of options granted to employees    14,171              *
    Amortization of deferred  compensation
       related to employee stock option grants                                                                 163
    Warrants granted to a service provider                                                   1,058
                                               --------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 2000                   767,212              3           4,358        1,148              (2)
                                               --------------------------------------------------------------------------
CHANGES DURING 2001:
    Net loss
    Amortization of deferred  compensation
       related  to employee stock option grants                                                                  1
    Warrants granted to a service provider                                                     993
    Issuance of warrants in consideration for a
       credit line granted by a bank                                                            90
                                               --------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 2001                   767,212              3           4,358        2,231              (1)
                                               --------------------------------------------------------------------------


                                                               ACCUMULATED
                                                                 DEFICIT        TOTAL
                                                               -----------      -----
BALANCE AT JANUARY 1, 2000                                       (10,534)      (6,248)
CHANGES DURING 2000:
    Net loss                                                      (4,478)      (4,478)
    Exercise of options granted to employees
    Amortization of deferred  compensation
       related to employee stock option grants                                    163
    Warrants granted to a service provider                                      1,058
                                                          -----------------------------

BALANCE AT DECEMBER 31, 2000                                     (15,012)      (9,505)
                                                          -----------------------------
CHANGES DURING 2001:
    Net loss                                                      (4,234)      (4,234)
    Amortization of deferred  compensation
       related  to employee stock option grants                                     1
    Warrants granted to a service provider                                        993
    Issuance of warrants in consideration for a
       credit line granted by a bank                                               90
                                                          -----------------------------

BALANCE AT DECEMBER 31, 2001                                     (19,246)     (12,655)
                                                          -----------------------------


*     Represents an amount less than $ 1,000.

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                            SCIDEL TECHNOLOGIES LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                              YEAR ENDED DECEMBER 31
                                                                                              ----------------------
                                                                                               2001            2000
                                                                                             --------         ------
                                                                                                  $ IN THOUSANDS
                                                                                                  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                                 (4,234)          (4,478)
    Adjustments required to reflect the cash flows
       used in operating activities:
       Income and expenses not involving cash flows:
           Depreciation                                                                         167              162
           Changes in accrued liability for employee rights upon
              retirement, net                                                                    39               (6)
           Amortization of deferred compensation related to employee stock
              option grants                                                                       1              163
           Recognition of warrant - service provider                                            993            1,058
       Changes in operating asset and liability items:
           Decrease (increase) in accounts receivable                                            (4)              95
           Increase in accounts payable and accruals                                            408              133
                                                                                           --------         --------
    Net cash used in operating activities                                                    (2,630)          (2,873)
                                                                                           --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of fixed assets                                                                    (75)             (79)
    Amounts withdrawn (funded) in respect of employee rights upon
           retirement, net                                                                      (49)              18
                                                                                           --------         --------
    Net cash used in investing activities                                                      (124)             (61)
                                                                                           --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Short-term bank credit                                                                     (804)             295
    Convertible loans from shareholders                                                       3,244            2,500
                                                                                           --------         --------
    Net cash provided by financing activities                                                 2,440            2,795
                                                                                           --------         --------

                                                                                            YEAR ENDED DECEMBER 31
                                                                                            ----------------------
                                                                                             2001             2000
                                                                                             ----             ----
                                                                                                $ IN THOUSANDS
                                                                                                --------------
                            NET DECREASE IN CASH AND CASH
    EQUIVALENTS                                                                              (314)            (139)
BALANCE OF CASH AND CASH EQUIVALENTS
    AT BEGINNING OF YEAR                                                                      343              482
                                                                                         --------         --------
BALANCE OF CASH AND CASH EQUIVALENTS
    AT END OF YEAR                                                                             29              343
                                                                                         ========         ========

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION -
      Cash paid during the year for:
      Interest                                                                                  3               58
                                                                                           ======           ======
      Income tax                                                                               21               94
                                                                                           ======           ======

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                            SCIDEL TECHNOLOGIES LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

             The significant accounting policies, applied on a consistent basis, are as follows:

             A.  GENERAL

             1)  Operation

                  Scidel Technologies Ltd. (the "Company") - an Israeli corporation - was incorporated and commenced operations in January 1995. Until June 30, 1999, the Company was in the development stage.

                  The Company is engaged in the development and marketing of a system that enables TV stations, the Internet, networks and cable channels to integrate advertisements into live broadcasts of sports events. The system substantially increases their advertising revenues by allowing easy inclusion of advertisements targeting local viewers. The ads appear on playing fields or courts and may be changed at will.

                  The Company's expertise is real-time digital video manipulation utilizing sophisticated image-processing and computer vision technologies.

             2) In view of the fact that its shareholders are not prepared to commit themselves to further investment in the Company and since the Company has incurred losses since incorporation through December 31, 2001 and is dependent upon obtaining additional financing in order to fund its operations, there is a substantial doubt that the company will be able to continue as a "going concern". The Company is currently negotiating with two separate parties for the sale of its technology. It is still uncertain whether the sale will take place (see note 12).

             3) The financial statements are prepared in accordance with accounting principles generally accepted principles ("GAAP") in the United States of America.

             B.  FINANCIAL STATEMENTS IN U.S. DOLLARS

                  The currency of the primary economic environment in which the operations of the Company and its subsidiary are conducted is the U.S. dollar ("dollar"; "$"). Most of the Company's revenues and costs are denominated in dollars or in Israeli currency linked to the dollar. The Company's budget is in dollars and its financing is mostly in dollars. Thus, the functional currency of the Company is the dollar.

                  Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions reflected in the statements of operations, the exchange rates at transaction dates are used. Depreciation deriving from non-monetary items is based on historical exchange rates. Gains and losses arising from non-dollar transactions and balances are included in the determination of net income.

             C.   USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

                 The preparation of financial statements in conformity with U.S.
                  GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting years. Actual results could differ from those estimates.

             D.  PRINCIPLES OF CONSOLIDATION:

                 1) In 1998, the Company established a wholly-owned subsidiary in the United States. The consolidated financial statements for the years ended December 31, 2001 and 2000 include the accounts of the Company and its subsidiary.

                     The subsidiary ceased operation during the third quarter of 2001 and on December 31, 2001 the Company's Board of Directors resolved to wind up the subsidiary's operations.

                 2) Intercompany balances and transactions have been eliminated.

             E.  FIXED ASSETS

                  These assets are stated at cost.

                  The assets are depreciated by the straight-line method over their estimated useful life.

                  Annual rates of depreciation are as follows:

                                                               %
                                                             -----
Computers and peripheral equipment                           20;33
Office furniture and equipment                                6-15

                  Leasehold improvements are amortized by the straight-line method over the term of the lease, which is shorter than the estimated useful life of the improvements.

             F.   CONCENTRATIONS OF CREDIT RISKS - ALLOWANCE FOR DOUBTFUL
                  ACCOUNTS

                  All of the Company's cash and cash equivalents as of December 31, 2001 and 2000 were deposited with Israeli banks. The Company is of the opinion that the credit risk in respect of these balances is remote.

                  Most of the Company's revenue has historically been from a limited number of customers. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. An appropriate allowance for doubtful accounts is included in the accounts receivables.

                  The allowance is determined for specific debts doubtful of collection.

             G.  CASH EQUIVALENTS

                  The Company considers all highly liquid investments, which include short-term bank deposits (up to three months from date of deposit) that are not restricted as to withdrawal or use, to be cash equivalents.

             I.   INCOME TAXES:

                  1) Deferred income taxes are computed for temporary differences between the assets and liabilities as measured in the financial statements and for tax purposes, at the tax rates expected to be in effect at time of release to income from the deferred tax accounts. Valuation allowances are provided for deferred tax assets when it is more likely than not that all or a portion of the deferred tax assets will not be realized. As to the main factors in respect of which deferred taxes have been included - see note 8.

                  2) Upon the distribution of dividends from the tax-exempt income of "approved enterprises" (see also note 8), the amount distributed will be subject to tax at the rate that would have been applicable had the Company not been exempted from payment thereof. The Company intends to permanently reinvest the amounts of tax exempt income and does not intend to cause distribution of such dividends. Therefore, no deferred income taxes have been provided in respect of such tax-exempt income.

                  3) The Company may incur an additional tax liability in the event of an intercompany dividend distribution; no additional deferred income taxes have been provided, since it is the Company's policy not to distribute, in the foreseeable future, dividends which would result in an additional tax liability.

                  4) Taxes which would apply in the event of disposal of the investment in the subsidiary have not been taken into account in computing the deferred income taxes, as it is the Company's policy to hold this investment, not to realize it.

             J.   REVENUE RECOGNITION

                  Revenue derived from services rendered is recognized when an arrangement exists, services have been rendered, the price is fixed or determinable and collectability is probable, which generally occurs immediately after the program is broadcast.

             K.   RESEARCH AND DEVELOPMENT

                  Research and development expenses are charged to income as incurred.

             L.   IMPAIRMENT OF LONG-LIVED ASSETS

                  The Company reviews its property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through undiscounted future cash flows. If it is determined that an impairment loss has occurred, then the loss will be measured and recognized in the statements of income, based on expected discounted future cash flows.

             M.   COMPREHENSIVE INCOME

                  The Company has no comprehensive income components other than net income or loss.

             N.   STOCK BASED COMPENSATION

                  The Company accounts for employee stock based compensation in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Under APB 25 compensation costs for employee stock option plans is measured using the intrinsic value of the options at the date of grant. In accordance with Statement of Financial Accounting Standards ("FAS") No. 123 of the Financial Accounting Standards Boards of the United States ("FASB"), "Accounting for Stock-Based Compensation" the Company discloses pro forma data assuming the Company had accounted for employee stock option grants using the fair value based method described in FAS 123.

                  Accordingly, the difference, if any, between the market value of the shares on the date of the grant of the options, and the exercise price of such options, is recorded as a compensation expenses over the vesting period.

             O.   ADVERTISING EXPENSES

                  These costs are charged to selling, general and administrative expenses as incurred. Advertising expenses totaled $68,809 and $53,152 in 2001 and 2000 respectively.

             P.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT- FAS 144

                  In August 2001, the FASB issued FAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes FAS 121 and is effective for fiscal periods beginning after December 15, 2001 (January 1, 2002 for the Company) and interim periods within those years. FAS 144 establishes an accounting model for impairment or disposal of long-lived assets to be disposed of by sale.

                  The Company does not expect the adoption of the above mentioned standard to have a material effect on its consolidated financial statements.

NOTE 2 - FIXED ASSETS:
             A. Composition of fixed assets, grouped by major classification are as follow:

                                                                                         DECEMBER 31
                                                                                   -----------------------
                                                                                    2001             2000
                                                                                   ------           ------
                                                                                        $ IN THOUSANDS
                                                                                        --------------
                    Cost:
                        Computers and peripheral equipment                           1,077            1,004
                        Office furniture and equipment                                  37               35
                        Leasehold improvements                                          40               40
                                                                                   -------         --------
                                                                                     1,154            1,079
                                                                                   =======         ========

                    Accumulated depreciation:
                        Computers and peripheral equipment                             919              758
                        Office furniture and equipment                                  13               11
                        Leasehold improvements                                          12                8
                                                                                   -------         --------
                                                                                       944              777
                                                                                   -------         --------

             B. Depreciation expenses totaled $167,000 and $162,000 in 2001 and 2000, respectively.

             C. Virtually all of the Company's fixed assets are located in Israel.

NOTE 3 - EMPLOYEE RIGHTS UPON RETIREMENT

             Israeli law generally requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances. The Company's severance pay liability to its employees, based upon the number of years of service and the latest monthly salary, is recorded at each balance sheet date on an undiscounted basis. This liability is partly covered by purchase of insurance policies which are subject to certain limitations, the property of the employees. The amounts accrued and the portion funded through the insurance policies are reflected in the financial statements.

             The Company may only make withdrawals from the amounts funded through insurance policies for the purpose of paying severance pay.

             Cost of severance pay recorded in 2001 and 2000 were $ 47,000 and $ 30,000, respectively.

NOTE 4 - COMMITMENTS AND CONTINGENT LIABILITY

             A. In November 1999, the Company entered into a credit agreement with an Israeli bank.

                 Pursuant to this agreement, the Company received $ 1.0 million credit line and secured it by a pledge on the Company's assets. In addition, the Company issued the bank a warrant to purchase ordinary shares of the Company. This warrant may be exercised at an aggregated exercise price equal to $ 320,000. The number of ordinary shares will be determined as follows:
                 $320,000 divided by the lower of $25,000,000 or 70% of the pre money valuation of the company in the next financing investment multiplied by the total outstanding shares of the company at the date of the exercise of the warrant, as stipulated in the agreement. The warrant referred above is exercisable, in whole or in part, on, or at any time before, seven years from the date the warrant is granted, the date of the Company's initial public offering ("IPO"), merger or acquisition of the Company.

                 This credit line is unutilized as of December 31, 2001.

             B. The Company is committed to pay royalties at the rate of 4-6% to the Government of Israel on proceeds from sale of products in the research and development of which the Government participates by way of grants. The royalty commitment is limited in the aggregate to the amount of the grants received by the Company, linked to the dollar, with the addition of annual interest based on LIBOR.

                 At December 31, 2001, the maximum royalty amount payable by the Company is approximately $ 2.3 million.

            C. On June 18, 1999, Princeton Video Image Inc. ("PVI"), a company whose shares are listed on the NASADQ National Market, filed a complaint with the district court of the State of Delaware against the Company's U.S. subsidiary (the subsidiary) for the alleged infringement of two U.S. patents of PVI.

                 The Company is in the process of evaluating the merits of this matter and is unable, at this time to estimate the amount of liability, if any, in respect of this matter.

                 Based on the opinion of its legal advisors, the Company strongly rejects the patent infringement claim and believes PVI does not have a case. The Company intends to vigorously defend itself against this claim.

                 No provisions have been made in respect of the claim in the financial statements (see note 12).

NOTE 5 - CONVERTIBLE LOANS FROM SHAREHOLDERS

         A. In July 2000, the Company signed a convertible loan agreement with a number of its shareholders. Under this agreement, the Company received a convertible loan in an aggregate amount of $ 2,500,000, bearing 8% annual interest rate. Each lender shall be entitled to convert the loan into "C" preferred shares (see note 7a), at a conversion price equal to the purchase price per share of such investment. If such investment will not occur prior to the Company's IPO or corporate sale, then the conversion price will be $14.49 per share. The interest will be paid in cash upon repayment of the loan or upon conversion, as applicable to the transactions contemplated.

                  This convertible loan principal and the accrued and unpaid interest shall be due and payable, upon the earlier of (a) one year from the date the amount was available to the Company, or
                  (b) the closing date of the Company's next qualifying financing.

          B. In March 2001, the Company signed a convertible loan agreement with a number of its shareholders. Under this agreement, the Company will receive a convertible loan in an aggregate amount of $ 3,250,000, bearing 8% annual interest. Through December 31, 2001, the Company received $ 3,244,000 under this agreement. Each lender shall be entitled to convert the loan into "C" preferred shares (see note 7a) , at a conversion price equal to the purchase price per share of such investment. If such investment will not occur prior to the Company's IPO or corporate sale, then the conversion price will be $14.49 per share. The interest will be paid in cash upon repayment of the loan or upon its conversion.

                  This convertible loan amount and the accrued and unpaid interest shall be due and payable, upon the earlier of (a) the date one year from the amount was available to the Company, or (b) the closing date of the Company's next qualifying financing, or (c) the closing date of a Corporate sale, or (d) the consummation of the Company's IPO.


NOTE 6 - MANDATORILY REDEEMABLE CONVERTIBLE "A" AND "B" PREFERRED SHARES:

             A.   MANDATORILY REDEEMABLE CONVERTIBLE "A" AND "B" PREFERRED
                  SHARES:

                  1)       Composed as follows:

                                                                                           NUMBER OF SHARES
                                                                                    --------------------------------
                                                                                    AUTHORIZED       ISSUED AND PAID
                                                                                    ----------       ---------------
                                                                                              DECEMBER 31
                                                                                              -----------
                                                                                             2001 AND 2000
                                                                                             -------------
                         Series "B" preferred shares of NIS 0.01 par value            708,090           403,047
                         Series "A" preferred shares of NIS 0.01 par value            334,100           334,100
                                                                                   ----------          --------
                                                                                    1,042,190           737,147
                                                                                   -----------         ---------

                  2) The preferred shares confer upon their holders all the rights conferred by ordinary shares and, in addition, bear the following rights:

                       Voting rights - each preferred share confers upon its holder voting rights equal to the number of ordinary shares into which the preferred shares may be converted, according to the conversion rate at the time of the vote, as defined in the Company's articles of association.

                       The preferred shares are convertible into such number of fully paid and non-assessable ordinary shares in the earlier of (a) The Company's IPO, at a price per share of not less than $36 with net proceeds of at least $10 million or (b) the event that the holders of at least 75% of the preferred shares convert their shares or (c) If the consideration received for the deemed winding up of the Company shall exceed certain prices per ordinary share.

                       In addition the holders of the preferred shares have the option to convert the preferred shares into ordinary shares of the Company at any time after the date of issuance of such preferred share. The conversion ratio is one ordinary share for each preferred share and may be adjusted as stipulated by the Company's article of association.

                  3) Under the articles of association of the Company, certain events (defined as winding up) may require repayment of the amounts paid by the holders of the "A" and "B" preferred shares. These events including, inter alia, a merger or a transaction of the Company's shares, in which the shareholders of the Company following such transaction would not own a majority of the outstanding voting securities of the surviving Company.

                       Since such a redemption in the event of a winding up is not solely within the control of the Company, the preferred shares have been presented outside of permanent shareholders' equity in the balance sheets.

                       These rights expire upon the conversion of the "A" and "B" preferred shares into ordinary shares, which will occur according to the Company's articles of association.

                       In the case of any involuntary liquidation, dissolution or winding up, of the Company, the "A" and "B" preferred shares shall entitle their holders to a per share distribution in the amount of $ 8.98, subject to certain adjustments as stipulated by the Company's articles of association.

NOTE 7- SHAREHOLDERS' EQUITY:

             A.  SHARE CAPITAL:

                 1)   Composed as follows:

                                                                                       NUMBER OF SHARES
                                                                        -------------------------------------------------
                                                                            AUTHORIZED                ISSUED AND PAID
                                                                        -----------------------  ------------------------
                                                                            DECEMBER 31                 DECEMBER 31
                                                                        -----------------------  ------------------------
                                                                        2001           2000          2001          2000
                                                                        ----           ----          ----          ----
                   Ordinary shares of NIS 0.01 par value               2,616,238     1,757,910      767,212       767,212
                   Deferred shares of NIS 0.01 par value                 199,900       199,900      199,900       199,900
                   "C" preferred shares of NIS 0.01 par value            700,072
                                                                       ---------     ---------     --------      --------
                                                                       3,516,210     1,957,810      967,112       967,112
                                                                       =========     =========     ========      ========

                 2)   Rights attaching to shares:

                      a) The ordinary shares confer upon their holders' voting rights, the right to participate in shareholders' meetings, the right to receive profits and the right to a share in excess assets upon liquidation of the Company.

                      b) The deferred shares do not confer any rights upon their holders, except in the case of an involuntary liquidation, dissolution or winding up of the Company, when the holders will be entitled to receive the par value of each deferred share - only after the holders of "C" preferred shares receive all the amounts due to them (see (c) below).

                      c) "C" preferred share shall entitle its holder to a per share distribution in the amount of $ 14.49. In such case, "C" preferred share shall entitle its holders to receive on a pro rata basis among themselves, prior to and in preference to any other distribution of any of the assets or surplus funds of the Company to the holders of all other classes of shares.

             B.   CHANGES IN AUTHORIZED SHARE CAPITAL

                  Under the agreement between the Company and its shareholders' signed in March 2001 (see also note 5b), it was resolved to increase the authorized ordinary shares of NIS 0.01 par value by 858,328 and to create a new class of shares by authorizing 700,072 "C" preferred shares of NIS
                  0.01 par value.

             C.   EMPLOYEE STOCK OPTION PLAN

                  In 1997, the Company's board of directors approved an employee stock option plan (the "plan"), whereunder up to 69,000 options are to be granted to senior employees of the Company and its subsidiary, at no consideration, and 15,000 ordinary shares of NIS 0.01 par value are to be granted to a senior employee. In August 1999, the Company's board of directors decided to increase the number of options that can be granted to 104,772 options (forfeited options can be granted again). Each option can be exercised to purchase one ordinary share of NIS 0.01 par value of the Company. Immediately upon allotment, the ordinary shares purchased in exercise of the options will have the same rights as other Company ordinary shares.

                  Part of this plan is subject to the terms stipulated by
                  Section 102 of the Israeli Income Tax Ordinance. The Ordinance provides that the Company will be allowed to claim as an expense for tax purposes the amounts credited to the employees as a benefit upon sale of the shares allotted under the plan, at a price exceeding the exercise price, when the related capital gains tax is payable by the employee.

                  In December 2000, the Company's board of directors resolved to grant 9,952 options to the chairman of the board of directors to purchase 9,952 shares of NIS 0.01 par value at an exercise price of NIS 0.01 per option.

                  Following is a summary of the status of the option plans:


                                                                                2001                       2000
                                                                          ---------------------  -----------------------
                                                                                     WEIGHTED                   WEIGHTED
                                                                                     AVERAGE                    AVERAGE
                                                                                     EXERCISE                   EXERCISE
                                                                                      PRICE                      PRICE
                                                                          -------    --------       -------     --------
                                                                          NUMBER                     NUMBER
                                                                          -------                   -------
                                                                                        $                          $
                                                                                        -                          -
                   Options outstanding at beginning of year
                   Changes during the year:                               74,673       9.61          81,860        8.37
                       Granted                                                                       37,952       10.08
                       Exercised                                                                    (14,171)       0.01
                       Forfeited                                          (12,500)    13.17         (30,968)      11.31
                                                                         --------   -------        --------       -----
                   Options outstanding at end of year                      62,173      8.89          74,673        9.61
                                                                         ========   =======        ========       =====
                   Options exercisable at year-end                         33,089      4.52          12,350        0.74
                                                                         ========   =======        ========       =====
                   Weighted average fair value of options granted
                       during the year                                                                            *8.40


                    * The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 0% and 50% in 2001 and 2000, risk free interest rates of 5% to 6% in 2001 and 2000, and a weighted average expected life of 10 years.

                         The following table summarizes information about options under the Company's plans outstanding at December 31, 2001:

                                                OPTIONS OUTSTANDING
                                 ------------------------------------------------------------
                                                                 WEIGHTED
                                                                 AVERAGE
                                                   NUMBER         REMAINING         NUMBER
                                               OUTSTANDING AT    CONTRACTUAL    EXERCISABLE AT
                                                DECEMBER 31,       LIFE (IN      DECEMBER 31,
                                 EXERCISE PRICE     2001           YEARS)           2001
                                 --------------  ---------      -----------    --------------
                                 par value          1,750           6.2            1,750
                                      0.01         20,252           5.6           20,252
                                      9.00          3,000           7.0            1,500
                                     14.12         35,171           8.5            8,587
                                     14.49          2,000           3.8            1,000
                                                 --------                       --------
                                                   62,173                         33,089
                                                 ========                       ========

                  The compensation expenses that have been charged against income in the years 2001 and 2000 were $ 1,000 and $ 163,000, respectively.

                  Had compensation cost for the Company's plan been determined based on the fair value at the grant dates, consistent with the method of FAS 123, the Company's net loss would have been the pro forma amounts indicated below:

                                                          2001                         2000
                                                -------------------------    -----------------------
                                                   AS                            AS
                                                REPORTED      PRO FORMA       REPORTED     PRO FORMA
                                                    $            $               $             $
                                                --------     -------         -------       -------
 Net loss - U.S.  in thousands                    4,234        4,307           4,478         4,484
                                                =======      =======         =======       =======

             D.  WARRANTS:

                 1) In the year 2000, the Company entered into an agreement whereby the Company issued warrants to a service provider. The exercise price of the warrants is $14.49. Each warrant that is not exercised within 3 years will expire. The total fair value of the warrants amounted to approximately $ 2,051,000, estimated on the date of grant according to the fair value of the service provided. In respect of these warrants, in the years ended December 31, 2001 and 2000, the Company recorded general and administrative expenses of approximately $ 993,000 and $ 1,058,000 respectively. Correspondingly, the same amounts were credited to additional paid-in capital in the respective years.

                 2) As to warrants granted to a bank in consideration for credit line, see note 4a.

NOTE 8 - TAXES ON INCOME:

             A. TAX BENEFITS UNDER THE LAW FOR THE ENCOURAGEMENT OF CAPITAL INVESTMENTS, 1959 (HEREAFTER - THE LAW)

                                   Most of the Company's production facilities
                  have been granted "approved enterprise" status under the above law. As to the approved enterprise - which did not commence operations - income derived from that enterprise is tax exempt during two years, commencing the first year it generates taxable income, and is subject to a reduced tax rate of 25% during the following five years.

                                   In the event of distribution of cash dividend
                  from income which was tax exempt as above, the Company would have to pay the 25% tax in respect of the amount distributed.

                                   The Company is entitled to claim accelerated
                  depreciation in respect of equipment used by approved enterprises during the first five years of the operation of these assets.

                                   The entitlement to the above benefits is
                  conditional upon the Company's fulfilling the conditions stipulated by the above law, regulations published thereunder and the certificate of approval for the specific investments in approved enterprises. In the event of failure to comply with these conditions, the benefits may be cancelled and the Company may be required to refund the amount of the benefits, in whole or in part, with the addition of linkage differences to the Israeli consumer price index (the "Israeli CPI") and interest.

                  At this stage, the Company has not yet reached the turnover required in order to enjoy the tax benefits under the law.

             B. MEASUREMENT OF RESULTS FOR TAX PURPOSES UNDER THE INCOME TAX (INFLATIONARY ADJUSTMENTS) LAW, 1985 (THE "INFLATIONARY ADJUSTMENT LAW")

                  Under this law, results for tax purposes are measured in real terms, having regard to the changes in the Israeli CPI. The Company is taxed under this law.

                 These financial statements are presented in dollars. The difference between the changes in the Israeli CPI and the exchange rate of the dollar, both on an annual and a cumulative basis, causes a difference between taxable income and results and income reflected in these financial statements.

             C.  TAX RATES APPLICABLE TO INCOME FROM OTHER SOURCES

                 Income not eligible for approved enterprise benefits is taxed at the regular rate of 36%.

             D.  THE U.S. SUBSIDIARY

                 The U.S. subsidiary is taxed under the law of its country of residence.

             E.  TAX ASSESSMENTS

                 The Company has received final tax assessments through the year ended December 31, 1999.

             F.  CARRYFORWARD TAX LOSS

                 As of December 31, 2001, the Company had a net carryforward tax loss of approximately $11.5 million and the U.S. subsidiary had a net carryforward tax loss of approximately $3.8 million .

                 Under the inflationary adjustment law, the carryforward tax losses of the Company are linked to the Israeli CPI and can be utilized indefinitely.

             G.  DEFERRED INCOME TAXES:

                                                                                   DECEMBER 31,
                                                                                -------------------
                                                                                  2001       2000
                                                                                --------  ---------
                                                                                  $ IN THOUSANDS
                                                                                  --------------
                  Provided in respect of the following:
                          Severance pay                                             9         11
                          Vacation Pay                                             17         11
                          U.S. operating loss carryforwards                       728        548
                          Israel operating loss carryforwards                   1,725       1487
                                                                              -------    -------
                                                                                2,479      2,057
                          Less - valuation allowance                           (2,479)    (2,057)
                                                                              -------    -------
                                                                                   --         --
                                                                              =======    =======

NOTE 9 - SUPPLEMENTARY BALANCE SHEET INFORMATION:

              A.  ACCOUNTS PAYABLE AND ACCRUALS- OTHER:

                                                                                            DECEMBER 31
                                                                                       ---------------------
                                                                                         2001           2000
                                                                                         ----           ----
                                                                                          $ IN THOUSANDS
                                                                                       ----------------------
                        Employees and employee institutions                                               107
                        Provision for vacation pay                                        111              75
                        Accrued expenses                                                  647             160
                                                                                      -------         -------
                                                                                          758             342
                                                                                      -------         -------

              B.  FAIR VALUE OF FINANCIAL INSTRUMENTS

                    The fair value of the financial instruments included in the working capital of the Company is usually identical or close to their carrying value. The fair value of long-term loans also approximates to their carrying value, since they bear interest rate close to prevailing market rates.

NOTE 10 - MONETARY BALANCES IN NON-DOLLAR CURRENCIES:
              A.   AS FOLLOWS:

                                                                                       DECEMBER 31
                                                                                  --------------------
                                                                                   2001           2000
                                                                                   ----           ----
                                                                                     $ IN THOUSANDS
                                                                                  --------------------
                     CURRENT ASSETS - IN NIS:
                        Cash and cash equivalents                                                    40
                        Accounts receivable:
                            Trade                                                     10             23
                            Government of Israel                                      77             86
                            Other                                                     34             14
                                                                                 -------        -------
                                                                                     121            163
                                                                                 =======        =======

                                                                                       DECEMBER 31
                                                                                  --------------------
                                                                                  2001             2000
                                                                                  ----             ----
                                                                                     $ IN THOUSANDS
                                                                                  ----------------------
                     CURRENT LIABILITIES - IN NIS:
                        Short-term bank credit                                      --             400
                        Accounts payable and accruals:
                            Trade                                                    7             102
                            Government of Israel                                    68
                            Other                                                  273             318
                                                                               -------         -------
                                                                                   348             820
                                                                               =======         =======

              B.   DATA REGARDING THE EXCHANGE RATE AND THE ISRAELI CPI:

                                                                           EXCHANGE RATE OF
                                                                              ONE DOLLAR            ISRAELI CPI*
                                                                           ----------------        -------------
                     At December 31:
                        2001                                                  NIS 4.416             170.9 points
                        2000                                                  NIS 4.041             168.5 points
                        1999                                                  NIS 4.153             168.5 points
                     Increase (decrease) during the year:
                        2001                                                     9.3%                   1.4%
                        2000                                                    (2.7%)                  0.0%

                     * Based on the index for the month ending on each balance sheet date, on the basis of 1993 average =100.


NOTE 11 - SUPPLEMENTARY STATEMENT OF OPERATIONS DATA:

                                                                                    YEAR ENDED DECEMBER 31
                                                                                    ----------------------
                                                                                    2001             2000
                                                                                    ----             ----
                                                                                        $ IN THOUSANDS
                                                                                        --------------
              A.  REVENUES:
                    1)   Classified by geographical location
                          of the customers:
                               Israel                                                55               11
                               United States                                         29              640
                               Africa                                                30
                               Asia                                                  25

                                                                                    YEAR ENDED DECEMBER 31
                                                                                    ----------------------
                                                                                    2001             2000
                                                                                    ----             ----
                                                                                        $ IN THOUSANDS
                                                                                        --------------
                               Europe                                                  547              206
                                                                                   -------          -------
                                                                                       686              857
                                                                                   =======          =======
              B.  RESEARCH AND DEVELOPMENT EXPENSES:
                    Salaries and employee benefits                                     804              876
                    Sub-contractors                                                      4               17
                    Depreciation                                                       112              143
                    Other                                                              135              112
                                                                                   -------         --------
                                                                                     1,055            1,148
                                                                                   =======         ========
             C.  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:

                    Selling                                                          1,129            1,713
                    General and administrative*                                      1,907            1,915
                                                                                   -------         --------
                                                                                     3,036            3,628
                                                                                   =======         ========

               * Including bad debt provision amounting to $ 108, 000 in 2001.

             D. Wages, salaries and related expenses to related parties totaled $ 178,000 and $ 218,000 in 2001 and 2000, respectively.

NOTE 12 - SUBSEQUENT EVENT-

              The Company signed an asset purchase agreement with PVI. The closing date of the agreement was on March 25, 2002. Under this agreement, PVI purchased all the assets of the Company and its' subsidiary and assumed certain specifically identified liabilities of the Company.

              In respect of the purchase PVI issued to the company 1,288,000 common shares of PVI with a fair market value at the date of issuance equal to approximately $2,560,000 ($1.99 per share) and warrants to purchase 670,500 common shares of PVI with an exercise price of $9 per share. Warrants that are not exercised within 5 years will expire. The fair value of the warrants at the date of issuance based on the Black-Scholes option-pricing model is $775,000. After the issuance of shares the Company holds approximately 3 % of the shares of PVI.

              As a result of the closing of the transaction, PVI has agreed to terminate the intellectual property litigation mentioned in note 4c.

(b) Pro Forma Financial Information.

Unaudited Pro Forma Condensed Combined Financial Statements

On February 27, 2002, we entered into an asset purchase agreement with SciDel Technologies, Ltd., an Israeli corporation, and its subsidiary, SciDel USA Ltd. (collectively, "SciDel"). On March 26, 2002, we completed the transaction, whereby Adco Imaging Ltd. ("Adco"), a newly created Israeli wholly-owned subsidiary of PVI, purchased certain assets and assumed certain liabilities of SciDel (the "Acquisition"). In April 2002, Adco changed its name to Princeton Video Image Israel, Ltd. ("PVI Israel"). SciDel, which has been engaged in the development and marketing of a system that enables television broadcasters and the Internet to integrate advertisements into live and pre-recorded televised sports events, has sold certain of its assets to us and we intend to continue to use the assets for this same purpose. Our purchase included SciDel's patent portfolio, its sales relationships, including existing contracts in Europe, and we have retained its engineers and sales people as our employees. The Acquisition, which was a stock-for-assets transaction, was recorded using the purchase method of accounting. The total purchase price of SciDel was approximately $3.8 million and consisted of the following:

Shares of PVI stock exchanged for certain SciDel assets                                       1,288,000
PVI average stock price three days before and after
                     the Acquisition was agreed to                                     $           1.99
Value of PVI stock issued for the Acquisition                                          $      2,560,176
Fair value of warrants issued for the Acquisition                                               775,557
Acquisition costs                                                                               422,100
                                                                                       ----------------
                     Total Purchase Price                                              $      3,757,833
                                                                                       ================

Included in the purchase price is the fair value of 670,500 warrants issued to the shareholders of SciDel. The warrant is exercisable over a five year period at a price of $9.00 per share. Utilizing the Black Scholes option pricing model, the value of the warrants has been calculated as $775,557. Estimated acquisition costs of $422,100, which have been included in the purchase price, are comprised of the following:

              Legal costs........................  $   255,000
              Accounting costs...................      162,100
              Other..............................        5,000
                                                    ----------
                           Total.................   $  422,100

A preliminary allocation of the purchase price to the assets acquired and liabilities assumed from SciDel as of the date of acquisition has been made as follows:

\

Net book value of purchased SciDel assets & liabilities
  Fair value adjustments:                                             $      146,088
  Patents - 10 year life                                                     760,000
  Software Technology - 10 year life                                       1,130,000
  Customer Relationships - 4 year life                                       250,000
  Goodwill - indefinite life                                               1,471,745
                                                                     ---------------
Total fair value adjustments                                               3,611,745
                                                                     ---------------
                                                                      $    3,757,833
                                                                     ===============

We may make refinements to the allocation of the purchase price in future periods as the related fair value appraisal of the assets acquired and liabilities assumed are finalized. In December 2000, we entered into a reorganization agreement (the "Reorganization Agreement") with Presencia en Medios S.A. de C.V. ("Presencia") and certain of its affiliates, which agreement was later amended on February 4, 2001. On September 20, 2001 we completed the transaction contemplated by the Reorganization Agreement (the "Presencia Transaction"), whereby Presencia and its affiliates sold their shares of Publicidad to us and our affiliate Princeton Video Image Latin America, LLC ("PVI Latin America"), and Publicidad became our wholly-owned subsidiary. In connection with the acquisition of Publicidad, we issued to Presencia and its affiliate Presence en Media LLC ("Presence") 2,678,353 shares of our common stock and warrants to purchase an aggregate of 1,036,825 shares of our common stock as consideration for Presencia and its affiliates selling to us and our affiliate, PVI Latin America, all of their shares of Publicidad. The acquisition, which was a stock-for-stock transaction, was recorded using the purchase method of accounting. The total purchase price of Publicidad was $6.5 million and consisted of the following costs to PVI:

     Shares of PVI stock exchanged for Publicidad stock                     2,678,353
     PVI average stock price three days before and
       after the Acquisition was agreed to                              $       1.518
     Value of PVI stock issued for the Acquisition                          4,065,740
     Fair value of vested warrants issued for the Acquisition               1,455,553
     Acquisition costs                                                        979,299
                                                                       --------------
      Total Purchase Price                                              $   6,500,592
                                                                       ==============

The allocation of the purchase price to the acquired assets and assumed liabilities of Publicidad is as follows:

     Net book value of Publicidad after adjustments to eliminate
        balances and activities between entities                        $  (2,038,652)
     Fair value adjustments:
        Customer relationships - 4 year life                                1,000,000
        Distribution relationships - 5 year life                            2,100,000

        Trademarks and tradenames - 3 year life                               100,000
        Goodwill - 4 year life                                              5,339,244
                                                                       --------------
      Total fair value adjustments                                          8,539,244
                                                                       --------------
                                                                        $   6,500,592
                                                                       ==============

Other than the fair value adjustments displayed in the table above, the net book value of Publicidad's assets and liabilities at the date of acquisition approximated fair value. The accompanying unaudited pro forma condensed combined balance sheet ("Pro Forma Balance Sheet") as of December 31, 2001 has been prepared as if the Acquisition of SciDel was consummated as of that date. The Publicidad transaction was already included in the PVI Consolidated balance sheet as of December 31, 2001 and thus no adjustment is necessary on the unaudited pro forma condensed combined balance sheet. In December 2001, our board of directors elected to change our fiscal year end from June 30 to December 31, commencing with the six month period ended December 31, 2001. Accordingly, the accompanying unaudited pro forma condensed combined statements of operations ("Pro Forma Statements of Operations") for the year ended June 30, 2001 and the six months transition period ended December 31, 2001 have been prepared as if the acquisitions by PVI of Publicidad, and SciDel had been completed on July 1, 2000. As Publicidad was acquired in September of 2001, Publicidad's results of operations for the three months ended September 30, 2001 are added as a proforma adjustment for the six months ended December 31, 2001. Publicidad's results of operations for the three months ended December 31, 2001, however, are already included in PVI's consolidated statement of operations and thus no adjustment is necessary on the unaudited pro forma condensed combined statement of operations for that period. The Unaudited Condensed Combined Pro Forma Balance Sheet, the Unaudited Condensed Combined Pro Forma Statements of Operations and accompanying notes ("Pro Forma Financial Information") should be read in conjunction with the historical financial statements of PVI, Publicidad, and SciDel.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of PVI after the acquisition.

                          PRINCETON VIDEO IMAGE, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                ($ IN THOUSANDS)


                                                                            For the Year Ended June 30, 2001
                                                   ------------------------------------------------------------------------
                                                         PVI         Publicidad     SciDel     Adjustments        Pro Forma
                                                   ------------------------------------------------------------------------
Royalties and license fees                               $2,422            $0          $0      ($2,143) (c)          $279
Advertising and contract revenue                          2,242         8,647         771                          11,660
                                                   ------------------------------------------------------------------------
                      Total revenue                       4,664         8,647         771       (2,143)            11,939
Cost and expenses:
  Sales and marketing                                     3,509         7,348       3,475       (1,766) (c)
                                                                                                 1,183  (f)
                                                                                                    62  (g)        13,811
  Product development                                     2,822                     1,209          189  (g)         4,220
  Field operations and support                            5,420         1,112         353         (273) (c)         6,612
  General and administrative                              5,624         1,836       1,250          123  (d)
                                                                                                   704  (e)         9,537
                                                   ------------------------------------------------------------------------
                      Total costs and expenses           17,375        10,296       6,287          222             34,180
Operating Loss                                          (12,711)       (1,649)     (5,516)      (2,365)           (22,241)
Other income (expense), net                                 555           (97)       (338)                            120
Losses from equity investment                              (114)                                                     (114)
Minority Interest                                           217                                                       217
                                                   ------------------------------------------------------------------------
Loss before income taxes                                (12,053)       (1,746)     (5,854)      (2,365)           (22,018)
Tax benefit/ (provision)                                    372          (462)                                        (90)
                                                   ------------------------------------------------------------------------
Net Loss                                                (11,681)       (2,208)     (5,854)      (2,365)           (22,108)
Accretion of preferred stock dividends                      (12)                                                      (12)
Net Loss applicable to common stock                     (11,693)      ($2,208)    ($5,854)     ($2,365)           (22,120)
                                                   ======================================================================
  Basic and diluted net loss per share
     applicable to common stock                          ($1.09)                                                   ($1.50)
                                                   ============                                                ==========
  Weighted average number of shares
      of common stock outstanding                    10,731,634                              3,966,353 (h)     14,697,987
                                                   ============                                                ==========


   See accompanying notes to pro forma condensed combined financial statements

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                ($ IN THOUSANDS)


                                                For the Six     For the Three   For the Six                           For the Six
                                                months ended     months ended   months ended                          months ended
                                                December 31,    September 30,   December 31,                          December 31,
                                                    2001             2001           2001                                  2001
                                                ----------------------------------------------------------------------------------
                                                    PVI           Publicidad      SciDel         Adjustments           Pro Forma
                                                ----------------------------------------------------------------------------------
Royalties and license fees                         $1,019              $0           $0         ($862)(c)                $157
Advertising and contract revenue                    4,558           1,990          338                                 6,886
                                                ----------------------------------------------------------------------------------
                      Total revenue                 5,577           1,990          338          (862)                  7,043
Cost and expenses:
  Sales and marketing                               3,970           2,815          626          (235)(c)
                                                                                              (1,183)(f)
                                                                                                  31 (g)               6,024
  Product development                               1,585                          430            95 (g)               2,110
  Field operations and support                      3,128             262          182           (70)(c)               3,502
  General and administrative                        2,609             400          240            41 (d)
                                                                                                 176 (e)               3,466
  Severance and other charges                       1,061                                                              1,061
                                                ----------------------------------------------------------------------------------
                      Total costs and expenses     12,353           3,477        1,478        (1,145)                 16,163
Operating loss                                     (6,776)         (1,487)      (1,140)          283                  (9,120)
Other income (expense), net                           194             (63)        (272)                                 (141)
Losses from equity investment                        (176)                                                              (176)
Loss on Securities Available for Sale                (500)                                                              (500)
Minority Interest                                      94                                                                 94
                                                ----------------------------------------------------------------------------------
Loss before  income taxes                          (7,164)         (1,550)      (1,412)          283                  (9,843)
Tax benefit/ (provision)                              173                                                                173
                                                ----------------------------------------------------------------------------------
Net Loss                                           (6,991)         (1,550)      (1,412)          283                  (9,670)
Accretion of preferred stock dividends                 (3)                                                                (3)
Net Loss applicable to common stock               ($6,994)        ($1,550)     ($1,412)         $283                 ($9,673)
                                                ==================================================================================
  Basic and diluted net loss per share
     applicable to common stock                    ($0.48)                                                            ($0.56)
                                               ===========                                                        ================
  Weighted average number of shares
      of common stock outstanding              14,721,155                                  2,403,981 (h)          17,125,136
                                               ===========                                                        ================


   See accompanying notes to pro forma condensed combined financial statements

                          PRINCETON VIDEO IMAGE, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                    ($000's)


                                                                                                 As of December 31, 2001
                                                                                      ----------------------------------------------
                                                                                         PVI              SciDel      Adjustments(a)
                                                                                      ----------------------------------------------

ASSETS
Current Assets:
   Cash and cash equivalents                                                              $8,360            $29            $(29)
   Restricted securities held to maturity                                                     63
   Accounts receivable                                                                     2,299            172             (69)
   License rights                                                                             50
   Prepaid airtime                                                                         2,714
   Other current assets                                                                      888            186            (186)
                                                                                      ----------------------------------------------
              Total current assets                                                        14,374            387            (284)
Property and equipment, net                                                                2,857            210             (67)
Patents, net                                                                                 528
Identifiable intangibles, net                                                              3,024
Goodwill                                                                                   5,339
Investment in/Advances to Revolution Company LLC                                             568
Severance fund for subsidiary employee rights                                                  -            143
Cablevision deferred revenue credit                                                        4,350
Other assets                                                                                 180
                                                                                      ----------------------------------------------
                   Total assets                                                          $31,220           $740           $(351)
                                                                                      ==============================================

LIABILITIES, REDEEMABLE PREFERRED STOCK,
 and STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable and accrued expenses                                                  $5,999           $852           $(792)
   Accounts payable to television networks                                                 4,360
   Notes payable                                                                           1,091
   Payable to Presencia                                                                      637
   Unearned revenue                                                                          179
                                                                                      ----------------------------------------------
              Total current                                                               12,266            852            (792)
              liabilities
Unearned revenue                                                                             185
Cablevision advance payments                                                               7,500
Convertible loan from shareholders                                                             -          5,744          (5,744)
Other liabilities                                                                             43            177               6
                                                                                      ----------------------------------------------
              Total liabilities                                                           19,994          6,773          (6,530)
                                                                                      ----------------------------------------------
Commitments and contingencies
Manditorily redeemable convertible Series "A" and "B" Preferred shares                                    6,622          (6,622)
Redeemable preferred stock:
   Cumulative, Series A, conditionally redeemable, $4.50 par value, authorized, issued and outstanding 11,363 shares at December 31, 2001; redemption value
     equal to carrying value (par plus all accrued but unpaid dividends)                      79
   Cumulative, Series B, conditionally redeemable, $5.00 par value, authorized, issued and outstanding 12,834 shares at December 31, 2001; redemption value
     equal to carrying value (par plus all accrued but unpaid dividends)                      95
                                                                                      ----------------------------------------------
              Total redeemable preferred stock                                               174             -                -
Stockholders' Equity:
   Common stock,  $.001 par value, authorized 60,000,000 shares; 18,418,865
     shares issued and outstanding, net of 279,366 treasury shares at par                     17             3               (3)
   Additional paid-in capital                                                             80,489         6,589           (6,589)
       Deferred compensation                                                                 (82)           (1)               1
       Other comprehensive income (loss)                                                      24             -                -
   Accumulated deficit                                                                   (69,396)      (19,246)          19,392
                                                                                      ----------------------------------------------
              Total stockholders' equity                                                  11,052       (12,655)          12,801
                                                                                      ----------------------------------------------
                   Total liabilities, redeemable preferred stock,
                   and stockholders' equity                                              $31,220          $740            $(351)
                                                                                      ==============================================

                                                                                           As of December 31, 2001
                                                                                         ---------------------------
                                                                                          Adjustments(b)   Pro Forma
                                                                                         ---------------------------
ASSETS
Current Assets:
   Cash and cash equivalents                                                                                 $8,360
   Restricted securities held to maturity                                                                        63
   Accounts receivable                                                                                        2,402
   License rights                                                                                                50
   Prepaid airtime                                                                                            2,714
   Other current assets                                                                                         888
                                                                                            ------------------------
              Total current assets                                                                   -       14,477
Property and equipment, net                                                                                   3,000
Patents, net                                                                                       760        1,288
Identifiable intangibles, net                                                                    1,380        4,404
Goodwill                                                                                         1,471        6,810
Investment in/Advances to Revolution Company LLC                                                                568
Severance fund for subsidiary employee rights                                                                   143
Cablevision deferred revenue credit                                                                           4,350
Other assets                                                                                                    180
                                                                                            ------------------------
                   Total assets                                                                 $3,611      $35,220
                                                                                            ========================

LIABILITIES, REDEEMABLE PREFERRED STOCK,
 and STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable and accrued expenses                                                          $422        6,481
   Accounts payable to television networks                                                                    4,360
   Notes payable                                                                                              1,091
   Payable to Presencia                                                                                         637
   Unearned revenue                                                                                             179
                                                                                            ------------------------
              Total current                                                                        422       12,748
              liabilities
Unearned revenue                                                                                                185
Cablevision advance payments                                                                                  7,500
Convertible loan from shareholders                                                                                -
Other liabilities                                                                                               226
              Total liabilities                                                             ------------------------
                                                                                                   422       20,659
Commitments and contingencies                                                               ------------------------
Manditorily redeemable convertible Series "A" and "B" Preferred shares
Redeemable preferred stock:                                                                                       -
   Cumulative, Series A, conditionally redeemable, $4.50 par value, authorized, issued and outstanding 11,363 shares at December 31, 2001; redemption value equal to carrying value (par plus all accrued but unpaid dividends)
   Cumulative, Series B, conditionally redeemable, $5.00 par value, authorized, issued                           79
     and outstanding 12,834 shares at December 31, 2001; redemption value equal to carrying value (par plus all accrued but unpaid dividends)
                                                                                                                 95
              Total redeemable preferred stock                                              ------------------------
Stockholders' Equity:                                                                                -          174
   Common stock,  $.001 par value, authorized 60,000,000 shares; 18,418,865 shares issued and outstanding, net of 279,366 treasury shares at par
   Additional paid-in capital                                                                        1           18
       Deferred compensation                                                                     3,334       83,823
       Other comprehensive income (loss)                                                                       (82)
   Accumulated deficit                                                                                           24
                                                                                                  (146)     (69,396)
              Total stockholders' equity                                                    ------------------------
                                                                                            ------------------------
                   Total liabilities, redeemable preferred stock,                                3,189       14,387
                   and stockholders' equity                                                 ------------------------

                                                                                                $3,611      $35,220
                                                                                            ========================

NOTES TO UNAUDITED PVI PRO FORMA FINANCIAL STATEMENTS

     a) To eliminate the net assets retained by the shareholders of SciDel and to adjust the net assets of SciDel as of December 31, 2001 to the value as of the closing date of the acquisition of March 26, 2002. The net book value of the purchased assets and assumed liabilities as of the closing date was:

            Accounts Receivable - Trade                                             $        103,000
            Severance Fund for Employee Rights Upon Retirement                               143,000
            Fixed Assets                                                                     143,000
            Accrued Expenses                                                                 (60,000)

            Liability for Employee Rights Upon
            Retirement                                                                      (183,000)
                                                                                   -----------------
                           Net Assets acquired in the Acquisition                  $         146,000
                                                                                   =================

     b) The total purchase price of SciDel as of the closing date of March 26, 2002 consisted of the following costs to PVI:

            Shares of PVI stock                                                                          1,288,000
            PVI average stock price three days before
              and after the Acquisition was agreed to                                                $        1.99
            Value of PVI stock issued for the Acquisition                                            $   2,560,176
            Fair value of warrants issued as part
              of the Acquisition                                                                           775,557
            Acquisition costs                                                                              422,100
                                                                                                     -------------
                                   Total purchase price                                              $   3,757,833
                                                                                                     -------------

     The following represents the allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of SciDel as of the closing date of March 26, 2002:

            Net book value of the purchased assets and
              assumed liabilities of SciDel                                                $     146,088
            Fair value adjustments:
               Patents - 10 year life                                                            760,000
               Software Technology - 10 year life                                              1,130,000
               Customer Relationships - 4 year life                                              250,000
               Goodwill                                                                        1,471,745
                                                                                           -------------
            Total fair value adjustments                                                       3,611,745
                                                                                           -------------
                                                                                           $   3,757,833
                                                                                           -------------



     c) To eliminate intercompany activity between Publicidad and PVI relating to licensing and royalty arrangements, whereby Publicidad paid licensing and royalty fees to PVI.

     d) Gives effect to the amortization of deferred compensation resulting from unvested warrants given to shareholders of Publicidad as part of the purchase price. The deferred compensation balance is being amortized as compensation expense on a straight-line basis over the remaining vesting period of nine months. As of the date of closing of the Publicidad transaction, the unvested warrants had a fair value of $122,889. The compensation expense included for the year ended June 30, 2001 and the three months ended September 31, 2001 is $122,889 and $40,963, respectively.

     e) Gives effect to the amortization of the customer and distribution relationships, and trademark and tradename intangibles obtained in the Publicidad transaction. An independent third party valuation of the intangible assets acquired was performed and the following fair values were calculated:

            Customer relationships             4 year life      1,000,000
            Distribution relationships         5 year life      2,100,000
            Trademarks and tradenames          3 year life        100,000

         The pro forma adjustments reflect amortization expense for the year ended June 30, 2001 and the three months ended September 30, 2001 in the amounts of $704,000 and $176,000, respectively.

     f) Gives effect to an adjustment of a portion of the contingent service fee paid to Publicidad executives, which became effective upon the closing of the Publicidad transaction. Starting on September 20, 2001, Publicidad entered into a consulting services agreement with Presencia through December 31, 2004. Pursuant to the consultant services agreement, Presencia will render consulting services to Publicidad and will receive compensation in the form of a contingent service fee and a commission override fee. The consulting services include guidance, advice and assistance in the development of Publicidad's existing and prospective customers and the development and maintenance of relationships with third parties to accomplish Publicidad's business objectives. The calculation was retroactive to the beginning of the fiscal year ended June 30, 2001. Therefore, the amount of $1,183,000 represents the portion of the contingent service fee based on Adjusted Operating Cash Flow of Publicidad during the fiscal year ended June 30, 2001 provided the Publicidad acquisition had closed on July 1, 2000. This balance has been eliminated from the results of operations for the three-month period ended September 30, 2001, and has been included as a pro-forma adjustment for the twelve-month period ended June 30, 2001, to reflect the period upon which this portion of the contingent service fee has been calculated.

     g) To record the amortization of the patent, software technology, and customer relationship intangibles obtained in the SciDel Acquisition. A preliminary valuation of the intangible assets acquired was performed and the following fair values were calculated:

            Patents - 10 year life                                                    760,000
            Software Technology - 10 year life                                      1,130,000
            Customer Relationships - 4 year life                                      250,000

         The pro forma adjustments reflect amortization expense for the year ended June 30, 2001 and the six months ended December 31, 2001 in the amounts of $251,000 and $126,000, respectively.

     h) Gives effect to the 2,678,353 shares of PVI common stock which were issued in exchange for all of the outstanding shares of Publicidad stock in connection with the Publicidad acquisition. Also gives effect to the 1,288,000 shares of PVI common stock issued in exchange for the purchase of certain assets and liabilities in the SciDel acquisition. No dilution from any stock options or warrants outstanding was assumed as such options and warrants are anti-dilutive due to the reported net loss in all periods.

 (c)  Exhibits.


            23.1 -      Consent of Independent Public Accountants


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Princeton Video Image, Inc.


                                                 By: /s/ Lawrence L. Epstein
                                                     ---------------------------
                                                     Lawrence L. Epstein,
                                                     Vice President of Finance
                                                     and Chief Financial Officer


Date: May 14, 2002